UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):            December 18, 2012

MUELLER WATER PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0001-32892	20-3547095
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Abernathy Road, Suite 1200
Atlanta, Georgia 30328
(Address of Principal Executive Offices)

(770) 206-4200
(Registrant's telephone number, including area code)

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01.	Regulation FD Disclosure.
On December 18, 2012, Mueller Water Products, Inc. (the "Company") and certain of its subsidiaries, as borrowers, entered into a first amendment to credit agreement (the "First Amendment") amending that certain credit agreement, dated August 26, 2010, among the Company, the borrowers named on the signature pages thereto, Bank of America, N.A., as administrative agent, and the lenders party thereto (the "Credit Agreement"). The First Amendment, among other things, provides for (i) a 1.0% per annum reduction in the interest rate margins, (ii) a reduction in the unused fee from 0.50% per annum to either 0.375% per annum or 0.25% per annum, based on daily average availability during the previous calendar quarter, (iii) the extension of the maturity date from August 26, 2015 to the earlier of (x) December 18, 2017 and (y) 60 days prior to the final maturity of the Company's 7.375% senior subordinated notes, (iv) additional flexibility for the Company to incur debt, make investments (including acquisitions), dispose of assets and make restricted payments (whether as dividends or junior debt repayments) and (v) a reduction in the springing consolidated fixed charge coverage ratio from 1.1:1.0 to 1.0:1.0.
All other material terms of the Credit Agreement remain the same and are as described in more detail in the current report on Form 8-K previously filed with the Securities and Exchange Commission on August 27, 2010 (the "Prior Form 8-K").
The foregoing summary of the First Amendment and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the copy of the (a) First Amendment attached hereto as Exhibit 10.20.1 and (b) Credit Agreement attached as Exhibit 10.23 to the Prior Form 8-K, each of which is incorporated herein by reference.

Item 9.01.	Exhibit
(d) Exhibits.

10.20.1    First Amendment to Credit Agreement, dated December 18, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2012	MUELLER WATER PRODUCTS, INC.

/s/ Keith L. Belknap
Keith L. Belknap
Senior Vice President and General Counsel